Exhibit 99.1

PC Connection, Inc. Reports Third Quarter 2015 Results

THIRD QUARTER SUMMARY:

  Highest quarterly net sales and net income in Company history
  Net sales: $680.8 million, up 6.4% year over year
  Diluted earnings per share: $0.49 versus $0.46 last year
  Cash balance $76.9 million

MERRIMACK, N.H.--(BUSINESS WIRE)--October 29, 2015--PC Connection, Inc. (NASDAQ: PCCC), a national provider of a full range of information technology (IT) solutions to business, government, healthcare, and education markets, today announced record results for the quarter ended September 30, 2015. Net sales for the third quarter of 2015 increased by 6.4% to $680.8 million, compared to $639.6 million for the prior year quarter. Net income for the quarter ended September 30, 2015 increased to $13.0 million, or $0.49 per diluted share, compared to net income of $12.2 million, or $0.46 per diluted share for the prior year quarter. The Company’s results are compared to a very strong prior year quarter, which had revenue growth of 10% and net income growth of 15%.

Net sales for the nine months ended September 30, 2015 were $1,889.7 million, an increase of $57.1 million or 3.1%, compared to $1,832.6 million for the nine months ended September 30, 2014. Net income for the nine months ended September 30, 2015 increased by 8.1% to $33.2 million, or $1.25 per diluted share, compared to net income of $30.7 million, or $1.16 per diluted share, for the nine months ended September 30, 2014. Earnings before interest, taxes, depreciation and amortization, adjusted for stock-based compensation expense (“Adjusted EBITDA”) totaled $85.4 million for the twelve months ended September 30, 2015, compared to $76.7 million for the twelve months ended September 30, 2014.

Quarterly Sales by Segment:

  Net sales for the SMB segment increased by 5.6% to $268.7 million in the third quarter of 2015, compared to the prior year quarter. The increase was due to solid growth in Mobility, Networking, and Services.
  Net sales for the Large Account segment increased by 20.2% to $242.8 million in the third quarter of 2015, compared to the prior year quarter. The increase was due to strong demand for solution-based projects from enterprise customers across a number of industries and vertical markets, including significant growth in Healthcare.
  Net sales to the Public Sector segment decreased by 7.6% to $169.3 million in the third quarter of 2015, compared to the prior year quarter. This segment’s results compared to very strong 2014 numbers, as Public Sector grew 21% in Q3 of 2014.

Quarterly Sales by Product Mix:

  Notebook/mobility sales, the Company’s largest product category, increased by 16% year over year and accounted for 24% of net sales in the third quarter of 2015 compared to 22% of net sales in the prior year quarter. Mobility continues to be a strategic focus area for customers in each of our three segments.
  Software sales increased by 4% year over year and accounted for 15% of net sales in the third quarter of 2015 compared to 16% of net sales in the prior year quarter. We experienced growth in cloud-based offerings, security, and virtualization.
  We experienced sales growth in advanced solutions including Networking and Storage as we continue to focus on solving our customer’s most complex business issues with technology.

Overall gross profit increased by $4.9 million, or 5.9%, in the third quarter of 2015, compared to the prior year quarter. Consolidated gross margin, as a percentage of net sales, slightly decreased to 13.0% in the third quarter of 2015, compared to 13.1% for the prior year quarter.

Selling, general and administrative dollars increased in the third quarter of 2015 to $66.7 million from $63.2 million in the prior year quarter and improved as a percentage of net sales to 9.8% due to strict cost controls. Included in these totals were $0.5 million of start-up and transition costs related to our new advanced configuration and distribution center, which was operational at the end of the third quarter. We continue to invest in technical solution sales capabilities and expect SG&A expenses to rise accordingly. However, we are highly focused on improving efficiencies and streamlining wherever possible.

The Company generated significant cash flow during the nine months ended September 30, 2015. Total cash was $76.9 million at September 30, 2015, compared to $60.9 million at December 31, 2014.

“The Company had record performance in both net sales and net income this quarter. We were able to increase sales and earnings, while making solid progress towards our Company goals as a leading National Solutions Provider connecting customers with technology solutions,” said Timothy McGrath, President and Chief Executive Officer. “We believe our team and the strategies we have in place position us well to gain market share and increase long-term shareholder value.”

Non-GAAP Financial Information

Adjusted EBITDA is a non-GAAP financial measure. This information is included to provide information with respect to the Company’s operating performance and earnings.

About PC Connection, Inc.

PC Connection, Inc., a Fortune 1000 company, has three wholly owned sales subsidiaries: PC Connection Sales Corporation, MoreDirect, Inc., and GovConnection, Inc., headquartered in Merrimack, NH; Boca Raton, FL; and Rockville, MD; respectively. All three companies can deliver custom-configured computer systems overnight from our ISO 9001:2008 certified technical configuration lab at our distribution center in Wilmington, OH. In addition, the company has over 2,500 technical certifications to ensure that we can solve the most complex issues of our customers. Investors and media can find more information about PC Connection, Inc. at http://ir.pcconnection.com.

PC Connection Sales Corporation (800-800-5555), the original business of PC Connection, Inc. serving primarily the small- and medium-sized business sector, is a rapid-response provider of IT products and services. It offers more than 300,000 brand-name products through its staff of technically trained sales account managers, catalogs, publications, and its website at www.pcconnection.com. This company also serves consumer and small office users and is, under its MacConnection brand (800-800-2222), one of Apple’s largest authorized online resellers at www.macconnection.com.

MoreDirect, Inc. (561-237-3300), www.moredirect.com, provides corporate technology buyers with best-in-class IT solutions, in-depth IT supply-chain expertise, and access to over 300,000 products and 1,600 vendors through TRAXX™, our proprietary cloud-based eProcurement system. MoreDirect’s team of engineers, software licensing specialists, and project managers help reduce the cost and complexity of buying hardware, software, and services throughout the entire IT lifecycle.

GovConnection, Inc. (800-800-0019) is a rapid-response provider of IT products and services to federal, state, and local government agencies and educational institutions through specialized account managers, catalogs, publications, and online at www.govconnection.com.

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“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements that are subject to risks and uncertainties, including, but not limited to, the impact of changes in market demand and the overall level of economic activity and environment, or in the level of business investment in information technology products, competitive products and pricing, product availability and market acceptance, new products, fluctuations in operating results, and the ability of the Company to manage costs in response to fluctuations in revenue, and other risks that could cause actual results to differ materially from expectations, including those detailed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2014. More specifically, the statements in this release concerning the Company’s outlook for selling, general, and administrative expenses, the Company’s efforts in improving efficiencies and streamlining its business and other statements of a non-historical basis (including statements regarding the Company’s ability to increase market share and enhance long-term shareholder value and the Company’s continuing investments in technical solution sales capabilities) are forward-looking statements that involve certain risks and uncertainties. Such risks and uncertainties include the ability to realize market demand for and competitive pricing pressures on the products and services marketed by the Company, the continued acceptance of the Company's distribution channel by vendors and customers, continuation of key vendor and customer relationships and support programs, the ability of the Company to gain or maintain market share, and the ability of the Company to hire and retain qualified sales representatives and other essential personnel. The Company disclaims any obligation to update the information in this press release or revise any forward-looking statements, whether as a result of any new information, future events, or otherwise.

CONSOLIDATED SELECTED FINANCIAL INFORMATION
At or for the Three Months Ended September 30,	2015		2014
					%
(Amounts and shares in thousands, except operating data, P/E ratio, and per share data)					Change

Operating Data:
Net sales	$680,769		$639,570		6%
Diluted earnings per share	$0.49		$0.46		7%

Gross margin	13.0%		13.1%
Operating margin	3.2%		3.2%
Return on equity (1)	12.3%		12.2%

Inventory turns	23		24
Days sales outstanding	40		36

	% of		% of
Product Mix:	Net Sales		Net Sales
Notebooks/Mobility	24%		22%
Software	15		16
Servers/Storage	11		12
Net/Com Products	9		9
Other Hardware/Services	41		41
Total Net Sales	100%		100%

Stock Performance Indicators:
Actual shares outstanding	26,444		26,298
Total book value per share	$14.70		$13.38
Tangible book value per share	$12.71		$11.34
Closing price	$20.73		$21.47
Market capitalization	$548,184		$564,618
Trailing price/earnings ratio	12.2		14.0
LTM Adjusted EBITDA (2)	$85,392		$76,723
Adjusted market capitalization/LTM Adjusted EBITDA (3)	5.5		6.5

(1) Based on last twelve months' net income.
(2) Adjusted EBITDA is defined as EBITDA (earnings before interest, taxes, depreciation and amortization) adjusted for stock-based compensation.
(3) Adjusted market capitalization is defined as gross market capitalization less cash balance.

REVENUE AND MARGIN INFORMATION
For the Three Months Ended September 30,	2015		2014
	Net	Gross	Net	Gross
(amounts in thousands)	Sales	Margin	Sales	Margin

SMB	$268,720	15.1%	$254,432	14.9%
Large Account	242,771	11.9	201,979	13.1
Public Sector	169,278	11.2	183,159	10.4
Total	$680,769	13.0%	$639,570	13.1%

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Three Months Ended September 30,	2015		2014
(amounts in thousands, except per share data)	Amount	% of Net Sales	Amount	% of Net Sales

Net sales	$680,769	100.0%	$639,570	100.0%
Cost of sales	592,201	87.0	555,918	86.9
Gross profit	88,568	13.0	83,652	13.1

Start-up costs - new distribution center	459	0.1	–	–
Selling, general and administrative expenses, other	66,248	9.7	63,235	9.9
Income from operations	21,861	3.2	20,417	3.2

Interest/other expense, net	(29)	–	(36)	–
Income tax provision	(8,831)	(1.3)	(8,204)	(1.3)
Net income	$13,001	1.9%	$12,177	1.9%

Earnings per common share:
Basic	$0.49		$0.46
Diluted	$0.49		$0.46

Shares used in the computation of earnings per common share:
Basic	26,423		26,266
Diluted	26,622		26,524

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Nine Months Ended September 30,	2015		2014
(amounts in thousands, except per share data)	Amount	% of Net Sales	Amount	% of Net Sales

Net sales	$1,889,650	100.0%	$1,832,574	100.0%
Cost of sales	1,640,482	86.8	1,592,309	86.9
Gross profit	249,168	13.2	240,265	13.1

Start-up costs - new distribution center	730	–	–	–
Selling, general and administrative expenses, other	192,775	10.2	188,900	10.3
Income from operations	55,663	3.0	51,365	2.8

Interest/other expense, net	(67)	–	(72)	–
Income tax provision	(22,382)	(1.2)	(20,556)	(1.1)
Net income	$33,214	1.8%	$30,737	1.7%

Earnings per common share:
Basic	$1.26		$1.17
Diluted	$1.25		$1.16

Shares used in the computation of earnings per common share:
Basic	26,281		26,225
Diluted	26,514		26,498

EBITDA AND ADJUSTED EBITDA

A reconciliation of EBITDA and Adjusted EBITDA is detailed below. Adjusted EBITDA is defined as EBITDA (earnings before interest, taxes, depreciation and amortization) adjusted for stock-based compensation. Both EBITDA and Adjusted EBITDA are considered non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either includes or excludes amounts that are not normally included or excluded in the most directly comparable measure calculated and presented in accordance with GAAP. We believe that EBITDA and Adjusted EBITDA provide helpful information with respect to our operating performance including our ability to fund our future capital expenditures and working capital requirements. Adjusted EBITDA also provides helpful information as it is the primary measure used in certain financial covenants contained in our credit agreements.

(amounts in thousands)	Three Months Ended September 30,			LTM Ended September 30, (1)
	2015	2014	% Change	2015	2014	% Change
Net income	$13,001	$12,177		$45,158	$40,578
Depreciation and amortization	2,226	2,133		8,692	8,074
Income tax expense	8,831	8,204		30,513	27,079
Interest/other expense, net	29	36		81	86
EBITDA	24,087	22,550		84,444	75,817
Stock-based compensation	257	215		948	906
Adjusted EBITDA	$24,344	$22,765	7%	$85,392	$76,723	11%

(1) LTM: Last twelve months

				September 30,	December 31,
CONDENSED CONSOLIDATED BALANCE SHEETS				2015	2014
(amounts in thousands)

ASSETS
Current Assets:
Cash and cash equivalents				$76,867	$60,909
Accounts receivable, net				331,186	293,027
Inventories				102,573	90,917
Deferred income taxes				7,749	7,749
Prepaid expenses and other current assets				4,632	5,332
Income taxes receivable				833	212
Total current assets				523,840	458,146
Property and equipment, net				32,400	27,861
Goodwill				51,276	51,276
Other intangibles, net				1,393	1,953
Other assets				1,173	724
Total Assets				$610,082	$539,960

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable				$161,054	$124,893
Accrued expenses and other liabilities				22,871	22,011
Accrued payroll				15,909	17,793
Total current liabilities				199,834	164,697
Deferred income taxes				18,859	18,803
Other liabilities				2,723	2,452
Total Liabilities				221,416	185,952
Stockholders’ Equity:
Common stock				283	282
Additional paid-in capital				108,399	106,956
Retained earnings				295,846	262,632
Treasury stock at cost				(15,862)	(15,862)
Total Stockholders’ Equity				388,666	354,008
Total Liabilities and Stockholders’ Equity				$610,082	$539,960

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Nine Months Ended September 30,	2015	2014
(amounts in thousands)
Cash Flows from Operating Activities:
Net income	$33,214	$30,737
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,597	5,998
Provision for doubtful accounts	1,103	826
Stock-based compensation expense	720	702
Deferred income taxes	56	50
Excess tax benefit from exercise of equity awards	(472)	(503)

Changes in assets and liabilities:
Accounts receivable	(39,262)	8,287
Inventories	(11,656)	(3,400)
Prepaid expenses and other current assets	79	(2,102)
Other non-current assets	(449)	(31)
Accounts payable	35,654	(15,430)
Accrued expenses and other liabilities	(279)	3,749
Net cash provided by operating activities	25,305	28,883

Cash Flows from Investing Activities:
Purchases of equipment	(10,069)	(5,522)
Proceeds from sale of equipment	-	10
Net cash used for investing activities	(10,069)	(5,512)

Cash Flows from Financing Activities:
Excess tax benefit from exercise of equity awards	472	503
Issuance of stock under Employee Stock Purchase Plan	435	360
Exercise of stock options	379	186
Payment of payroll taxes on stock-based compensation through shares withheld	(564)	(533)
Net cash provided by financing activities	722	516
Increase in cash and cash equivalents	15,958	23,887
Cash and cash equivalents, beginning of period	60,909	42,547
Cash and cash equivalents, end of period	$76,867	$66,434

Non-cash Investing Activities:
Accrued capital expenditures	$711	$290

Supplemental Cash Flow Information:
Income taxes paid	$23,360	$22,092

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CONTACT:
PC Connection, Inc.
Joseph Driscoll, 603-683-2505
Senior Vice President, Treasurer and Chief Financial Officer